CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Seville Ventures Corp.

As independent registered public accountants, we hereby consent to the use of our report dated February 22, 2012, with respect to the financial statements of Seville Ventures Corp., in its registration statement on Form S-1/A relating to the registration of 3,500,000 shares of common stock.  We also consent to the reference of our firm under the caption “interests of name experts and counsel” in the registration statement.

/s/ Sadler, Gibb & Associates

Farmington, UT

August 3, 2012